EXHIBIT (j)

                               Consent of Auditor



                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors and Shareholders
Sit Mutual Funds II, Inc.
Sit U.S. Government Securities Fund, Inc.
Sit Money Market Fund, Inc.:


We consent to the use of our report dated May 9, 2003 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.


                                  /s/ KPMG LLP

                                  KPMG LLP


Minneapolis, Minnesota
July 9, 2003









                                      C-11